Exhibit 1.9

                 Amendment to Restated Articles of Organization

                        The Commonwealth of Massachusetts

____________                 WILLIAM FRANCIS GALVIN
Examiner                  Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT      FEDERAL IDENTIFICATION
                   (GENERAL LAWS, CHAPTER 156B, SECTION 72)     NO. 04-2400797
                                                                    ----------




_____________  We, Philip R. McLoughlin, President and Thomas N. Steenburg,
Name           Assistant Clerk of Phoenix Total Return Fund, Inc. located
Approved       at: 101 Munson Street Greenfield, MA certify that these
               Articles of Amendment affecting articles numbered: 1 of the Articles of Organization were duly adopted at a meeting held on November 8, 1996, by vote of:

              __10,464,423.710__  shares of  __Common Stock______ of
              __20,088,258.6660__  shares outstanding,
                         (type, class & series, if any)

              _____________ shares of _________________ out of _______________
              shares outstanding, and
                         (type, class & series, if any)

              _____________ shares of _________________ out of _______________
              shares outstanding,
                         (type, class & series, if any)

  C    [ ]    CROSS OUT   (1)being at least a majority of each type, class or
  P    [ ]    INAPPLI-       series outstanding and entitled to vote thereon:
  M    [ ]    CABLE
 R.A.  [ ]    CLAUSE      (2)[begin strike thru text]
                              being at least two thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:
                            [end strike thru text]

              Change name to:   Phoenix Strategic Allocation Fund, Inc.
                                ---------------------------------------







              *Delete the inapplicable words.  **Delete the inapplicable clause.
               (1)  For amendments adopted pursuant to Chapter 156B, Section 70.
               (2)  For amendments adopted pursuant to Chapter 156B, Section 71.

___________   Note: If the space provided under any article or item on this
P.C.          form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper leaving a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

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To CHANGE the number of shares and par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill the following:

The total PRESENTLY authorized is:


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       WITHOUT PAR VALUE STOCKS                  WITH PAR VALUE STOCKS
------------------------------------------------------------------------------
       TYPE      NUMBER OF SHARES       TYPE     NUMBER OF SHARES    PAR VALUE
------------------------------------------------------------------------------
Common:                                 Common:
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Preferred:                              Preferred:
------------------------------------------------------------------------------

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CHANGE the total authorized to:

------------------------------------------------------------------------------
       WITHOUT PAR VALUE STOCKS                  WITH PAR VALUE STOCKS
------------------------------------------------------------------------------
       TYPE      NUMBER OF SHARES       TYPE     NUMBER OF SHARES    PAR VALUE
------------------------------------------------------------------------------
Common:                                 Common:
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Preferred:                              Preferred:
------------------------------------------------------------------------------

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The foregoing amendment(s) will become effective when these Articles of
Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a LATER effective date not more than THIRTY DAYS after such filing, in which event the amendment will become effective on such later date.

Later effective date:__________________________________


SIGNED UNDER THE PENALTIES OF PERJURY, this 8th day of November, 1996.


/s/ Philip R. McLoughlin, President
-------------------------------------------------------

/s/ Thomas N. Steenburg, Assistant Clerk
-------------------------------------------------------

*Delete the inapplicable words.

                      THE COMMONWEALTH OF MASSACHUSETTS



                            ARTICLES OF AMENDMENT
                  (General Laws, Chapter 156B, Section 72)




          -------------------------------------------------------

          I hereby approve the within Articles of Amendment and, the filing fee in the of $100.00 having been paid, said articles are deemed to have been filed with me this 14th day of November 1996.


          EFFECTIVE DATE:_____________________________



                           WILLIAM FRANCIS GALVIN
                        Secretary of the Commonwealth






                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

          TO:  Noreen O'Connell
               -------------------------------------------
               c/o Phoenix Home Life
               -------------------------------------------
               One American Row
               -------------------------------------------
               Hartford, CT 061115
               -------------------------------------------
               Telephone:    860-403-5385
                             -----------------------------